UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2013 (May 29, 2013)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive,

McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Mark S. McAndrew, Executive Chairman of the Board, and a named executive officer of Torchmark Corporation (“the Company”), will retire as an executive officer of the Company on June 3, 2013, his sixtieth birthday. Thereafter, he will continue to serve as the non-executive Chairman of the Board. Mr. McAndrew’s retirement does not involve any disagreement with the Company’s operations, policies or practices.

(e) On May 29, 2013, the Compensation Committee of the Board of Directors of the Company awarded Mark S. McAndrew, Executive Chairman of the Board, a non-qualified stock option on 35,000 shares of Company common stock with an exercise price of $64.59 per share, the NYSE market closing price on May 29, 2013, in consideration of his agreement to noncompetition, confidentiality and nonsolicitation provisions which will continue after his retirement as a Company executive officer. The option has a five year term expiring May 29, 2018 and becomes first exercisable as to 50% of the shares on February 22, 2014 and as to the remaining 50% of the shares on February 22, 2015, subject to Mr. McAndrew’s continued compliance with the noncompetition, confidentiality and nonsolicitation provisions on those dates. A copy of the Stock Option Grant Agreement is attached hereto as Exhibit 10.1.

Also, in consideration of Mr. McAndrew’s agreement to be subject to noncompetition, confidentiality and nonsolicitation provisions after his retirement as an employed executive officer of the Company, on May 29, 2013, the Committee amended Mr. McAndrew’s 2009, 2010 and 2011 restricted stock award agreements to provide that the portion of the restricted shares under each such agreement that would have otherwise been forfeited to the Company upon his retirement at age 60 will continue to vest on the original vesting dates so long as Mr. McAndrew continues to comply with the noncompetition, confidentiality and nonsolicitation provisions of the amendments. Copies of these Amendments to Restricted Stock Award Agreements are attached as Exhibits 10.2, 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

(10.1) Non-Qualified Stock Option Grant Agreement dated May 29, 2013 between the Company and Mark S. McAndrew.

(10.2) Amendment dated May 29, 2013 to Restricted Stock Award Agreement of February 26, 2009 between the Company and Mark S. McAndrew.

(10.3) Amendment dated May 29, 2013 to Restricted Stock Award Agreement of February 25, 2010 between the Company and Mark S. McAndrew.

(10.4) Amendment dated May 29, 2013 to Restricted Stock Award Agreement of April 28, 2011 between the Company and

Mark S. McAndrew.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 31, 2013	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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